SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2005 (August 9, 2005)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One CityPlace Drive, Suite 300, St. Louis, Missouri 63141
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (314) 994-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Exhibit Index begins on page 4.

Item 1.01. Entry into a Material Definitive Agreement.
On August 9, 2005, Arch Coal, Inc. (the “Company”) announced via a press release that it has signed a letter of intent (“LOI”) with affiliates of ArcLight Capital Partners, LLC (“ArcLight”) to contribute certain mining operations and properties to a new company that would mine and market low-sulfur coal in the Central Appalachian region. The LOI provides that the Company will contribute to the new company its Hobet 21, Arch of West Virginia, Samples and Campbells Creek mining operations, and certain related assets and agreements, in exchange for an approximately 37.5% ownership interest in the new company. ArcLight will contribute its Panther longwall mine and its Remington, Jupiter and Dakota deep mines, and certain related assets and agreements, in exchange for the remaining ownership interests in the new company. The LOI further provides that the Company and ArcLight will cooperate to take the new company public.
The consummation of the transactions contemplated by the LOI is conditioned upon the parties entering into definitive agreements and obtaining all necessary governmental and regulatory consents and other customary conditions.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Press Release dated August 9, 2005
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Exhibit Index begins on page 4.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2005	ARCH COAL, INC.
	By:	/s/ JANET L. HORGAN
Janet L. Horgan
Assistant General Counsel and Assistant Secretary

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Exhibit Index begins on page 4.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 9, 2005
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